COMMERCIAL LEASE
                                WABASH FOODS, LLC

1. PARTIES. This Lease, dated, for reference purposes only, is made by and between American Pacific Financial Corporation, (herein called "Landlord" and, Wabash Foods, LLC, a Delaware Limited Liability Company, (herein called "Tenant").

2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space (herein called "Premises", containing approximately 135,000 square feet of floor area and non-exclusive use of all common areas. The location and dimensions of said Premises is 705 W. Dustman Road. Said Premises are located in the City of Bluffton, County of Wells, State of Indiana.

3. USE. Tenant shall use the Premises for a snack food manufacturing and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

4. TERM. The term of this Lease shall be for twenty years, commencing on May 1, 1998 (the "Commencement Date") and, unless sooner terminated as hereinafter provided, ending on April 30, 2018, (the Expiration Date"). Tenant shall have the option to extend this lease for two additional five (5) year periods. The lease rate for the first year shall be fifteen thousand and no/100 dollars ($15,000.00) per month. The lease rate for the second year shall be seventeen thousand five hundred and no/100 dollars ($17,500.00 plus the percentage difference between the CPI (consumer price index) for Indiana, adjusted annually from the Commencement date. The lease rate for the third year and extended period shall be twenty thousand and no/100 dollars ($20,000.00) per month plus the percentage difference between the CPI (consumer price index) for Indiana, adjusted annually from the Commencement date to the extension date and annually thereafter.

5. MINIMUM RENT. 5.A. For the first year, Tenant agrees to pay to Landlord as Minimum Rent, without notice or demand, the monthly sum of fifteen thousand and no/100 dollars ($15,000.00). For the second year, Tenant agrees to pay to Landlord as Minimum Rent, without notice or demand, the monthly sum of seventeen thousand five hundred and no/100 dollars ($17,500.00) plus the percentage difference between the CPI (consumer price index) for Indiana, adjusted annually from the Commencement. For the remainder of the lease, Tenant agrees to pay to Landlord as Minimum Rent, without notice or demand, the monthly sum of twenty thousand and no/100 dollars ($20,000.00) plus the percentage difference between the CPI (consumer price index) for Indiana, adjusted annually from the Commencement date to the extension date and annually thereafter.

The appropriate sum for each month, shall be paid, in advance, on or before the first day of each and every successive calendar month thereafter during the term hereof. Rent for any period during the term hereof which is for less than one
(1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at such place as Landlord may from time to time designate in writing.

6. ADDITIONAL CHARGES.

6.A. In addition to the Minimum Rent provided in Article 5, and commencing upon Landlord's delivery to Tenant of the Premises, Tenant shall pay to Landlord
Tenant's Share of Operating Expenses. "Tenant's Share of Operating Expenses" shall be the proportion derived by dividing the rentable floor area of the Premises by the total rentable floor area.

6.B. As used in this Lease, "Operating Expenses" shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operating, management, maintenance and repair of the Snack Plant, computed on the cash basis (except as to taxes, as to which the accrual basis shall be used), including, but not limited to, the cost or charges for the following items: electricity, water, fuel, trash removal, sweeping, snow removal, premiums for fire, extended coverage liability, rental value and any other insurance that Landlord deems necessary, interior and exterior maintenance and repairs (ordinary and extraordinary, structural and nonstructural), including repairs, replacements, resurfacing and restriping as may be applicable, of sidewalks, driveways, parking areas, landscaping, and other areas used in common by tenants of the Snack Plant, management fees (if Landlord manages the Snack Plant itself, an amount shall be included for management fees not exceeding the amount typically charged by independent management companies in the Bluffton area for buildings of comparable size and quality), and all general and special real estate taxes, special assessments, special district of improvement district assessments, water taxes, sewer taxes, gross rents taxes and all other taxes, charges, rates, levies and assessments of whatever mature levied, assessed or collected by any governmental or quasi-governmental authority (whether now existing or hereafter created) upon or with respect to the Snack Plant or landlord's ownership or operation thereof, and all taxes or charges imposed in lieu of (or in lieu of any increases in) any such taxes.

6.C. Landlord shall, prior to the beginning of each calendar year (or upon Landlord's delivery of the Premises to Tenant as to the year in which such delivery occurs, furnish Tenant with a bona fide estimate of the Operating Expenses for such calendar year and Tenant's Share of Operating Expenses for such year; provided, however, that such estimate shall not constitute any representation or assurance by Landlord of the amount that the actual Operating Expenses for such year will be. Thereafter, Tenant shall pay to Landlord, on the first day of each month, together with payments of Minimum Rent, one- twelfth (1/12th) of Landlord's estimate of Tenant's Share of Operating Expenses for that calendar year. Landlord may revise such estimate at any time to more accurately reflect estimated Operating Expenses and an appropriate adjustment of payments thereafter due from Tenant shall be made. Landlord shall each year provide Tenant's a statement of the actual Operating Expenses for the prior calendar year and a calculation of Tenant's Share of Operating Expenses for such year, but Landlord's failure to provide such statement by any particular date shall not constitute a waiver by Landlord of its right to receive payment for Tenant's Share of Operating Expenses for such year or for any succeeding year. If Tenant's Share of Operating Expenses for such year is greater than the estimated amounts previously paid by Tenant for such year, Tenant shall pay to Landlord the full amount of such excess within ten (10) days after Landlord's rendering of the statement of such amount. If Tenant's Share of Operating Expenses for such year is less than the estimated amounts previously paid by Tenant for such year, Tenant shall receive a refund of the overpayment.

6.D. Tenant shall give Landlord written notice of any dispute or disagreement (with Tenant's reason therefore state) concerning Operating Expenses or Tenant's share thereof for any calendar year, within thirty (30) days after receipt of notice from Landlord of the matter giving rise to the dispute, failing which Tenant shall have waived its right to dispute such matter. If tenant timely disputes any determination or calculation concerning Operating Expenses or Tenant's share thereof, a certified public accounting firm acceptable to Landlord and Tenant shall be final and conclusive. Tenant shall pay the fees and expenses of the accountants unless the final determination discloses an error which favors Landlord by more than five percent of the amount previously determined by Landlord. If such determination reveals that the amount previously determined by Landlord was incorrect, a correction shall be made and either Landlord shall promptly return to Tenant any overpayment or Tenant shall promptly pay to Landlord any underpayment which was based on such incorrect amount. Notwithstanding the tendency of any dispute hereunder, Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been established hereunder to be incorrect.

7. USES PROHIBITED. Tenant shall not do or permit anything to be done in or about the premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or as, part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights or other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises.

8. COMPLIANCE WITH LAW. Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not reacted to or affected by Tenant's improvements or, acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

9. ALTERATIONS AND ADDITIONS. Tenant shall not make or allow to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord first having been obtained, and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair and damage to the Premises caused by such removal.

10. REPAIRS.

10.A. By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord's obligations) including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of the Tenant excepted. Any damage to adjacent premises caused by Tenant's use of the Premises shall be repaired at the sole cost and expense of Tenant.

10.B. Notwithstanding the provisions of Article ll.A hereinabove, Landlord shall repair and maintain the structural portions of the Building, including the exterior walls and roof, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall, at Tenant's expense, provide routine maintenance, including periodic cleaning and changing of filters for the air conditioning/heating unit for the Premises and Landlord may enter into a maintenance service agreement for such unit, Landlord also shall, at Tenant's expense, provide any repairs required for such unit, within a reasonable time after Landlord has received written notice from Tenant of the need for such repairs. Tenant shall pay Landlord, promptly upon billing, for all costs of maintenance and repair of such unit. No failure of such unit shall entitle Tenant to any damages or abatement of rent or in any way modify any of Tenant's obligations under this lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required by this Article ll.B. unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 25 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, judicial decision, statute or ordinance now or hereinafter in effect.

11. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions, or alterations in the Premises which the Tenant desires to make, to insure Landlord against any liability for mechanics' and material men's liens and to insure completion of the work.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtent thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld. In no event shall any subtenant, assignee, or other transferee use, or be allowed to use, the Premises for any purpose other than the specific purpose set forth in Article 3 above, and Landlord shall be deemed to have acted reasonably in refusing to consent to any sublease, assignment or transfer involving any change in the purpose for which the Premises are or will be used. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to any assignment, subletting, occupation or use shall in no way relieve Tenant of any liability under this Lease and Tenant shall remain fully liable for the payment of the rent under this Lease and the performance of the terms and provisions of this Lease and Landlord shall not be required to pursue first any remedies for default it may have against any subtenant, assignee or other transferee. Any assignment or subletting without such consent shall be void, and shall constitute a default under the terms of this lease. If Landlord Shall consent to a sublease or assignment, Tenant shall pay Landlord reasonable fees, not to exceed, incurred in connection with the processing of documents necessary to giving of such consent.

13. HOLD HARMLESS. Tenant Shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from an activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of

Tenant, and from all costs, attorney's fees, and liabilities incurred in or about the defense of Any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord's negligence, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents servants or employees. Landlord or its agents shall not be liable for interference with the light, air, or for any latent defect in the Premises. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

14. SUBROGATION. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

15. LIABILITY INSURANCE. Tenant shall, Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $500,000 combined single limit for death, personal injury and property damage. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A+AAA or better in "Best's Insurance Guide". Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

16. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other Premises. If separately metered, all utility meters for the Premises shall be placed in Tenant's name on the Commencement date .

17. PERSONAL PROPERTY TAXES. Tenant shall pay or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and other personal property located in the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

18. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate and/or modify. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants.

19. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in, the amount of one and one-half (1 1/2) times the last Monthly Minimum Rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy .

20. ENTRY BY LANDLORD. Landlord reserves, and shall at any and all times have the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, to repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property and entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

21. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

21.A. The vacating or abandonment of the Premises by Tenant.

21.B. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.

21.C. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 22.B. above, where such failure shall continue for a period of thirty (30) days after written notice hereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

21.D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant judged as bankrupt, or petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

22. REMEDIES. If Tenant shall default under this Lease, Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, still preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

22.A. Landlord shall have the right to terminate this Lease by giving Tenant written notice at any time, whereupon this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. No act by or on behalf of Landlord, such as entry of the Premises to perform maintenance and repairs are efforts to relet the Premises, other than giving Tenant written notice of termination, shall terminate this lease. If this Lease is terminated, Landlord shall be entitled to recover forthwith from Tenant as damages an amount equal to the total of: (1) all rent and other sums due and unpaid at the time of termination, plus interest hereon at the rate specified in Article 23.D; and (2) the amount of rent and all other sums that would have been payable hereunder if the Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises, after deducting all Landlord's expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, tenant inducements, legal expenses, attorney's fees, and alteration, remodeling and repair costs, which damages Tenant shall pay to Landlord on the days on which the rent and other sums would have been payable if the Lease had not terminated, or, alternatively, at Landlord's option, an amount equal to the present value (discounted at the rate of 6% per annum) of the amount by which the rent and other sums payable for the remainder of the stated Lease term after the termination date exceeds the amount of such loss for the same period that Tenant proves could be all of Landlord's expenses incurred in reletting (or attempting to relet) the Premises; including, but without limitation, the expenses enumerated above; and (3) all of Landlord's expenses incurred in repossessing the Premises and all other amounts necessary to compensate Landlord fully for- all damage caused by Tenant's default.

22.B. Landlord may, without demand or notice, re-enter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. If Landlord elects to so re-enter or if Landlord takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as

Landlord may in its absolute discretion deem advisable, with the right to make alterations and repairs to the Premises. No such re-entry, repossession or reletting of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such re-entry, repossession or reletting of the Premises shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry, repossession or reletting. Upon the occurrence of such re-enters or repossession, Landlord shall be entitled to the amount of the monthly rent, and all other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses in connection with such reletting, including, but not limited to, the expenses enumerated in 23.A. above. Tenant shall pay such amounts to Landlord on the days on which the rent and other sums due hereunder would have been payable hereunder if possession had not been retaken. If this Lease is terminated as a result of Landlord's actions in retaking possession of the Premises or otherwise, Landlord shall be entitled to recover damages from Tenant as provided in 23.A. above.

22.C. Landlord shall have the right to recover from Tenant the rents and damages provided for above by suit or suits brought from time to time without Landlord being required to wait until the expiration of the lease term, or if this Lease is terminated, the date on which such expiration would hove occurred. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorney's fees, together with interest on the amount of costs and expenses so incurred at the rate specified in Article 23.D. shall be paid by Tenant to Landlord on demand, and shall be recoverable as additional rent. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default. As used in this Lease, the term "re-enter", "take possession", "repossess" and "repossession" are not restricted to their technical legal meaning. In no event shall Tenant be entitled to receive the excess, if any, of net rent collected by Landlord as a result of any reletting of the Premises over the sums payable by Tenant hereunder.

22.D. If any rent or other sums due from Tenant are not received by Landlord within ten (10) days after due, such sums shall bear interest at the rate of 2% per month from the due date until paid. In addition, if any rent or other sums due from Tenant is not received by Landlord within ten (10) days after due, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting costs, and late charges which may be imposed upon Landlord under any mortgage or deed of trust covered the Premises, Acceptance of any late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies.

22.E. If it should be unnecessary for Landlord to employ an attorney to enforce any of the provisions of this Lease, to collect any unpaid sum, or to recover possession of the Premises, Tenant agrees to pay all of Landlord's attorney's fees and costs reasonably incurred, whether or not suit is filed. If Landlord shall prevail in any action or proceeding brought as either party against the other under this Lease, Tenant agrees to pay all of Landlord's attorney fees and costs reasonably incurred.

23. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction.

24. RECONSTRUCTION. In the event the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent. In the event the Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair same, provided the extent of the destruction be less than ten (10%) percent of the then full replacement cost of the Premises. In the event the destruction of the Premises is to an extent of ten (10%) percent or more of the replacement cost then Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the Minimum Rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after giving of such notice. In the event of giving such notice, this lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Minimum Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this article occurs during the last twenty-four months of the term of this Lease or any extension thereof.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.

25. EMINENT DOMAIN. If more than twenty-five (25%) percent of the Premises shall be taken or appropriated by the public or qwasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this lease upon thirty
(30) days written notice. If either less than or more than twenty-five (25%) percent of the Premises are taken (and neither party elects to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced. If any part of the Snack Plant other than the Premises may be so taken or appropriated, Landlord shall within 60 days of said taking have the right at its option to terminate this Lease upon written notice to Tenant. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

26. TENANT 'S STATEMENT. Tenant shall at any time and from time to time upon no less than three days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (R) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease us so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, may incurred defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrances of all or any portion of the real property of which the Premises are a part.

27. PARKING AND COMMON AREAS. Landlord covenants that upon completion of the Snack Plant an area approximately equal to the common and parking areas as shown on the attached Exhibit "A" shall be at all times available for the non-exclusive use of Tenant during the full term of this Lease or any extension of the term hereof, provided that the condemnation of other taking by any public authority, or sale in lieu of condemnation, of any or all such common and parking areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and boundaries and locations of such parking area or areas, provided, however, that anything to the contrary notwithstanding contained in the Article 28, said parking area or areas shall at all times be substantially equal or equivalent to that shown on attached Exhibit "A".

27.A. Prior to the date of Tenant's opening for business in the Premises, Landlord shall cause said common and parking area or areas to be graded, surfaced, marked and landscaped at no expense to Tenant.

27.B. The Landlord shall keep said automobile perking and common areas in a neat, clean and orderly condition, and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged and prorated in the manner as set forth in Article 7 hereof.

27.C. Tenant, for the use and benefit of Tenant, its agents employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use said common and parking areas during the entire term of this Lease, and any extension thereof, for ingress and egress, and automobile parking.

27.D. The Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules, regulations and charges for parking as the Landlord may adopt from time to time for the orderly and proper operations of said common and parking area. Such rules may include but shall not be limited to the following: (1) The restricting of employee parking to a limited, designated area or areas; and (2) The regulations of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant.

28. AUTHORITY OF PARTIES.

28.A. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

28.B. Limited Partnerships. If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners, or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

29. SIGNS. On or before the date Tenant opens the Premises for business, Tenant shall erect one sign on the front of the Premises, such sign to be in accordance with a design to be prepared by Tenant and approved in writing by Landlord. Such sign must conform to the sign criteria attached hereto and incorporated herein. Except for such sign, Tenant shall not affix, attach, install, paint or otherwise place any signs, advertising placards, names, insignia, trademarks or other material upon the exterior walls of the Premises without the express prior written approval of Landlord in each instance. Anything in this Lease to the contrary notwithstanding, Tenant shall never affix any sign or other material to the roof. Landlord may, at any time and at Tenant's expense, remove any unapproved or unauthorized sign or other material, and Landlord's failure to do so at any particular time shall never constitute a waiver of Landlord's right to do so at a later time.

30. HOURS OF BUSINESS. Subject to the provisions of Article 25 hereof, Tenant shall continuously during the entire term hereof conduct and carry on Tenant's business in the premises and shall keep the Premises open for business and cause Tenant's business to be conducted therein during the usual business hours of each and every business day as is customary for business of like character in the city in which the Premises are located to be open for business; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant or closed for not more than three (3) days out of respect to the memory of any deceased officer or employee of Tenant, or the relative or any such officer or employee. Tenant shall keep the Premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage, and to conduct said business in accordance with solid business practice.

31. GENERAL PROVISIONS.

(i) Plats and Riders. Clauses, plats, riders and addendums, if any, affixed to this Lease are a part hereof.

(ii) Waiver. The Waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or conditions or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant or any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

(iii) Joint Obligation. If there be more than one Tenant the obligations hereunder imposed shall be joint and several.

(iv) Marginal Headings. The Marginal headings and article titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction of interpretation of any part hereof.

(v) Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(vi) Successors and Assignees. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(vii) Recordation. Tenant shall not record this Lease. Tenant shall execute a short form memorandum hereof at the request of Landlord.

(viii) Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions of Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

(ix) Lender's Approval. This Lease is subject to the approval of the lender furnishing the loan for the Snack Plant. If such lender disapproves this Lease within ten (10) days after the execution hereof, Landlord may cancel this Lease, without any liability whatsoever, by written notice of cancellation given to Tenant within five (5) days thereafter.

(x) Prior Agreements. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(xi) Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(xii) Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(xiii) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(xiv) Choice of Law. This Lease shall be governed by the laws of the State in which the Premises are located.

(xv) Sale of Premises by Landlord. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties and any such purchaser to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

(xvi) Subordination; Attornment. This Lease, including the covenant of quiet enjoyment, is and shall be subject and subordinate to all ground and underlying leases, all mortgages, deeds of trust or other encumbrances, and any and all conditions, renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting such leases or Premises of the real property of which the Premises are a part (except to the extent any such instrument shall expressly provide that this Lease is superior thereto). This clause shall be self-operative and no further instrument of subordination shall be required in order to effectuate it. Nevertheless, Tenant shall, within five (5) days after request therefore, execute and deliver any certificate or other assurance in confirmation of such subordination requested by any lessor, mortgagee or by Landlord. In the event any proceedings are brought for default under any ground or underlying lease or for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage, deed of trust or other encumbrance to which this Lease is subject and subordinate, Tenant shall, upon request of the party succeeding to the interest of Landlord as a result of such proceedings, automatically attorn to and become the Tenant of such successor in interest without change in the terms of this Lease. Tenant shall, within five (5) days after request therefore, execute and deliver any instruments confirming such attornment requested by Landlord or such successor in interest. Tenant hereby irrevocably appoints Landlord, its successors and assigns as Tenant's attorney-in-fact to execute and deliver any certificates or other assurances of subordination and/or attornment required by this Article, for and on behalf of Tenant, if Tenant fails to do so as provided herein. The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term thereof.

(xvii) Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, and to the address hereinbelow, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To LANDLORD at: 225 W. Hospitality, San Bernardino, CA 92408

To TENANT at: 705 W. Dustman Road, Bluffton, Indiana

31. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease.


LANDLORD: American Pacific Financial Corporation


BY:
    -------------------------------------
    Bradley J. Crandall, Vice President


TENANT: Wabash Foods, LLC


BY:
    -------------------------------------
    Larry R. Polhill, Manager